UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2005

Pinnacle Foods Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-118390	943303521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Executive Campus, Suite 100, Cherry Hill, New Jersey		08002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(856) 969-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2005, Pinnacle Foods Group Inc. (the "Company") appointed Mr. Rajath Shourie of Oaktree Capital Management, LLC to serve on the Company's board of directors, filling the vacancy created when Brett G. Wyard announced his resignation on October 3, 2005. Mr. Shourie was appointed pursuant to the Amended and Restated Members Agreement, dated March 19, 2004, among Crunch Equity Holding, LLC and the members listed on the signature pages thereto, that allows the Bondholders Trust (as defined) to nominate an individual to the board of directors.

Mr. Shourie will not serve and is not expected to serve on any committees of the board at this time. Also, at this time, the Company is not aware of any disclosure that may be required under Item 404(a) of Regulation S-K with respect to Mr. Shourie.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

November 14, 2005	By:	N. Michael Dion

Name: N. Michael Dion
Title: Executive Vice President and Chief Financial Officer